Exhibit 99.1
GENERAL GROWTH PROPERTIES ANNOUNCES $2.625 BILLION
PROPOSED EQUITY COMMITMENT FROM BROOKFIELD ASSET
MANAGEMENT
Proposed Plan Designed to Provide a Minimum of $15 Per Share in Value to
Current Shareholders and Par Plus Accrued to Unsecured Creditors
Brookfield’s Cornerstone Investment Expected to Create a Floor Value for the
Purpose of Raising Additional Equity
CHICAGO, IL (February 24, 2010) — General Growth Properties, Inc. (“GGP”) today announced that it has reached an agreement in principle with Brookfield Asset Management Inc., one of the world’s largest real estate investors and asset managers, to invest in a proposed recapitalization of GGP at a plan value of $15.00 per share and provide par plus accrued interest to unsecured creditors. The $2.625 billion proposed equity commitment from Brookfield is not subject to due diligence or any financing condition and is expected to create a floor value for the purpose of raising additional equity for the company. The plan is subject to definitive documentation, approval of the Bankruptcy Court and higher and better offers pursuant to a bidding process to be approved by the Bankruptcy Court.
The complete term sheet for the proposed plan with Brookfield is available on GGP’s website at http://www.ggp.com/company/Default.aspx?id=97.
The proposed plan is designed to maximize value for all GGP stakeholders and enable a restructured GGP to emerge from bankruptcy on a standalone basis with a diverse portfolio of high-quality income-producing assets, strong cash flow and a solid balance sheet capitalized principally with long-term non-recourse debt.
Under the terms of the proposed plan:
•	GGP’s existing shareholders will receive one share of new GGP common stock with an initial value of $10.00 per share, plus one share of General Growth Opportunities (“GGO”) with an initial value of $5.00 per share, for total consideration of $15.00 per share (see description of GGO below under “Terms of the Brookfield Investment and Proposed Recapitalization”)

•	Unsecured creditors will receive par plus accrued interest

•	Brookfield will invest $2.5 billion at $10.00 per share for new GGP common stock and up to $125 million at $5.00 per share for GGO common stock
“This proposed plan offers significant value for all of our stakeholders,” said Adam Metz, Chief Executive Officer of GGP. “It is designed to allow GGP to deliver a minimum of $15.00 per share in value to our existing common shareholders, while providing our unsecured creditors with par plus accrued interest. The Brookfield-sponsored recapitalization — coupled with the more than $13 billion of restructured debt, our compelling scale as the second-largest regional mall owner, our fortress assets and a business plan that focuses on further deleveraging the balance sheet and building liquidity — provides a strong financial foundation for the future. In addition, GGP shareholders will be able to participate in the value-creation opportunity presented by this plan.
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CONTACT: David Keating, Corporate Communications, (312) 960-6325, david.keating@ggp.com

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“We have tremendous respect for Brookfield and its management team. We believe Brookfield will add substantial value to both enterprises over the short and long term through its asset management expertise and access to global institutional capital sources. We look forward to welcoming Brookfield as a significant shareholder in the company following our emergence from Chapter 11,” continued Mr. Metz.
Terms of the Brookfield Investment and Proposed Recapitalization
Under the terms of the proposal, Brookfield will invest $2.5 billion in cash in GGP in exchange for GGP common stock, thereby providing sufficient liquidity to fund GGP’s bankruptcy emergence needs. Brookfield will own approximately 30 percent of GGP and have the right to nominate three directors. This cornerstone investment will provide the flexibility for GGP to pursue additional capital-raising alternatives up to a total of $5.8 billion, including the issuance of new equity, asset sales and limited new debt issuance. Brookfield has agreed to assist GGP in raising the balance of this capital using its relationships with global institutional capital sources.
As part of the restructuring, GGP intends to distribute to GGP shareholders shares in GGO, a new company that will own certain non-core assets, such as all of the company’s master planned communities and landmark developments like South Street Seaport and others. A shareholder must be invested in GGP prior to the recapitalization in order to receive a dividend of GGO. These assets produce little or no current income but have the potential for significant long-term value. GGO plans to raise $250 million through a rights offering at $5.00 per share, with Brookfield backstopping $125 million of such offering.
“We are excited about the opportunities this recapitalization creates for our company and all of our stakeholders,” added Thomas H. Nolan, Jr., President and Chief Operating Officer of GGP. “GGP has an extremely strong portfolio of successful properties, while GGO will have a large portfolio of opportunistic assets that have substantial long-term value, as well as certain assets where we believe value can be created through restructuring. By creating two separate companies, we enable both companies to manage their core strengths, take advantage of different market opportunities and appeal to distinct groups of investors with their own investment criteria. Our shareholders will be able to participate in the expected future value creation of both of these companies.”
Bid Protection and Path to Completion
As consideration for acting as “stalking horse” in the company’s process to raise capital, Brookfield will be granted seven-year warrants to purchase 60 million shares of existing GGP common stock at an exercise price of $15.00 per share. The warrants are intended to provide compensation to Brookfield for its financial commitment. Brookfield will not receive any other consideration or bid protection, including any break-up fee, expense reimbursement, commitment fee, underwriting discount or any other fees.
The companies expect to move promptly to execute a definitive agreement and file a motion seeking appropriate Bankruptcy Court approval. GGP will also ask the Bankruptcy Court to approve bidding procedures with respect to the solicitation of proposals superior to Brookfield’s including, but not limited to, the sale of the company.
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CONTACT: David Keating, Corporate Communications, (312) 960-6325, david.keating@ggp.com

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Until the warrants are approved by the Bankruptcy Court, Pershing Square Capital Management is providing interim protection to Brookfield. If Brookfield’s investment in GGP is not made, and the company completes a transaction with another party at a per share value above $12.75, Pershing Square will be obligated to pay Brookfield 25 percent of its profits from its investment in GGP above $12.75 per share. GGP will not be required to reimburse Pershing Square for any amounts paid pursuant to this agreement.
This agreement follows GGP’s successful restructuring — or agreements to restructure — more than $13 billion of secured mortgage debt and the emergence from bankruptcy of more than 200 subsidiary debtors owning 108 properties.
UBS Investment Bank and Miller Buckfire & Co. LLC served as financial advisors to General Growth Properties, and Weil, Gotshal & Manges LLP acted as legal counsel to the company. Goldman Sachs & Co. and Barclays Capital served as financial advisors to Brookfield, and Willkie Farr & Gallagher LLP acted as legal counsel to Brookfield.
ABOUT GGP
GGP currently has ownership interest in, or management responsibility for, over 200 regional shopping malls in 43 states, as well as ownership in planned community developments and commercial office buildings. The company’s portfolio totals approximately 200 million square feet of retail space and includes over 24,000 retail stores nationwide. The Company’s common stock is currently traded in the over-the-counter securities market operated by Pink OTC Markets Inc. using the symbol GGWPQ.
ABOUT BROOKFIELD
Brookfield Asset Management Inc., focused on property, renewable power and infrastructure assets, has over $100 billion of assets under management and is co-listed on the New York and Toronto Stock Exchanges under the symbol BAM and on NYSE Euronext under the symbol BAMA. For more information, please visit its website at www.brookfield.com.
FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements. Actual results may differ materially from the results suggested by these forward-looking statements, for a number of reasons, including, but not limited to, the bankruptcy filings of the debtors, our ability to refinance, extend or repay our near and intermediate term debt, our substantial level of indebtedness, the company’s ability to implement a plan or plans of reorganization to emerge from bankruptcy, our ability to raise additional capital though equity issuance, asset sales or incurrence of new debt, retail and credit market conditions, impairments, land sales in the Master Planned Communities segment, the cost and success of development and re-development projects and our liquidity demands. Readers are referred to the documents filed by General Growth Properties, Inc. with the Securities and Exchange Commission, which further identify the important risk factors that could cause actual results to differ materially from the forward-looking statements in this release. The Company disclaims any obligation to update any forward-looking statements.
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CONTACT: David Keating, Corporate Communications, (312) 960-6325, david.keating@ggp.com